EXHIBIT 23


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[LOGO]        Certified Public Accountants & Business Advisors
EDWARDS       ------------------------------------------------------------
SAUER &       500 Warner Centre, 332 Fifth Avenue, Pittsburgh, PA 15222
OWENS         Phone: 412-281-9211  Fax: 412-281-2407  A Professional Corporation
              www. esocpa.com





                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors and Stockholders
IBT Bancorp, Inc.
309 Main Street
Irwin, PA 15642


We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to IBT Bancorp, Inc.'s 2000 Stock Option Plan filed June 30, 2000, of our report dated February 1, 2001, relating to the consolidated balance sheets of IBT Bancorp, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K of IBT Bancorp, Inc.




/s/ Edwards Sauer & Owens
--------------------------------
Edwards Sauer & Owens



March 15, 2001

Pittsburgh, Pennsylvania